Exhibit 10.27

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made effective as of __________, 2018, by and between Tapimmune Inc., a Nevada corporation (the “Company”), and                            ___________  (“Indemnitee”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities;

WHEREAS, the Company recognizes that competent and experienced individuals are reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, Chapter 78 of the Nevada Revised Statutes (the “NRS”) empowers the Company to indemnify its officers, directors, employees and agents and to indemnify persons who serve or served, at the request of the Company, as the directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise and the NRS further provides that the Company’s articles or bylaws or an agreement made by the Company may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as such expenses are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified;

WHEREAS, the NRS expressly provides that the indemnification and advancement of expenses authorized under the NRS do not exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles or bylaws or pursuant to any agreement, vote of stockholders or disinterested directors or otherwise;

WHEREAS, the Company’s Amended and Restated Bylaws (the “Bylaws”) expressly allow the Company to indemnify its directors, officers, agents and employees to the maximum extent permitted under Nevada law; and

WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified by the Company as set forth herein.

NOW, THEREFORE, in consideration of the premises and covenants in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions.

(a) “Claim” shall mean any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

(b) References to the “Company” shall include, in addition to Tapimmune Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Tapimmune Inc. (or any of its wholly owned subsidiaries) has been or becomes a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(c) “Expenses” shall be broadly construed and shall mean any and all direct and indirect costs and expenses (including, without limitation, attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be or prepare to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of any Claim regarding any Indemnifiable Event and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(d) “Expense Advance” shall mean an advance payment of Expenses to Indemnitee pursuant to this Agreement.

(e) “Indemnifiable Event” shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or any predecessor of the Company or subsidiary, or is or was serving at the request of the Company or a predecessor of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.

(f) References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries.

(g) “SEC” means the Securities and Exchange Commission.

(h) “Securities Act” means the Securities Act of 1933, as amended.

2. Indemnification.

(a) Nonexclusive Indemnity. The Company shall indemnify Indemnitee to the fullest extent permitted by Nevada law and by the Bylaws in effect on the date hereof, and as Nevada law, the Bylaws may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than Nevada law and the Bylaws permit the Company to provide before such amendment). Such indemnification shall include, without limitation, the following:

                (i) Indemnity Involving Third Party Claims. The Company shall indemnify Indemnitee if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Claim (other than a Claim by or in the name of the Company to procure a judgment in its favor) by reason of an Indemnifiable Event, against all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Claim, if he or she either (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company and, in the case of a criminal Claim, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any such Claim by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, does not, of itself, create a presumption that Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Company or, with respect to any criminal Claim, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than 30 business days after written demand by Indemnitee therefor is presented to the Company (or, if demand is made pursuant to Section 3(a) hereof, then no later than the date set forth in such section).

                (ii) Indemnity in Derivative Actions. The Company shall indemnify Indemnitee if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Claim by or in the name of the Company to procure a judgment in its favor by reason of an Indemnifiable Event, against all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Claim, but only if Indemnitee is not liable pursuant to NRS 78.138 and acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, except that no indemnification under this Section 2(a)(ii) shall be made for any claim, issue or matter to which Indemnitee has been adjudged by a court of competent jurisdiction, after the exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that any court in which such Claim is brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court shall deem proper. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than 30 business days after written demand by Indemnitee therefor is presented to the Company (or, if demand is made pursuant to Section 3(a) hereof, then no later than the date set forth in such section).

(b) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 9 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim regarding any Indemnifiable Event, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

(c) Contribution.

(i)            Whether or not the indemnification provided in Section 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee.  The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(ii)            Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the Law may require to be considered.  The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(iii)            The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(iv)            To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

3. Expenses; Indemnification Procedure.

(a) Expense Advances. To the extent not prohibited by law, the Company shall advance the Expenses incurred by Indemnitee in connection with any proceeding, and such advancement shall be made within 20 business days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice); provided, that Indemnitee has provided the Company with an undertaking to repay all Expense Advances if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company and such undertaking remains in effect. Expense Advances shall be unsecured, interest free and without regard to Indemnitee’s ability to repay the Expense Advances. Expense Advances shall include any and all Expenses actually and reasonably incurred by Indemnitee pursuing an action to enforce Indemnitee’s right to indemnification under this Agreement or otherwise, and this right of advancement, including expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The right to Expense Advances under this Section 3(a) shall continue until final disposition of any proceeding, including any appeal therein. This Section 3(a) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9(b).

(b) Undertaking to Repay Expense Advances. Indemnitee acknowledges and agrees that the execution and delivery of this Agreement shall constitute an undertaking by Indemnitee that Indemnitee shall, to the fullest extent required by law, repay all Expense Advances if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company.

(c) Notice; Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address or facsimile number shown on the signature page of this Agreement (or such other address or facsimile number as the Company shall designate in writing to Indemnitee). The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise. In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee’s power.

(d) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(e) Notice to Insurers. If at the time of the receipt by the Company of a notice of a Claim pursuant to Section 3(c) hereof the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(f) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (such approval not to be unreasonably withheld or delayed) upon the delivery to Indemnitee of written notice of the Company’s election to do so. After (i) delivery of such notice, (ii) approval of such counsel by Indemnitee and (iii) the retention of such counsel by the Company, the Company will thereafter not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided, that (1) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense and (2) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Company.

4. Additional Covenants.

(a) Scope. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by Nevada law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, by the Bylaws (as now or hereafter in effect) or by the NRS. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Nevada corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 9(a) hereof.

(b) Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Bylaws (as now or hereafter in effect), any other agreement, any vote of stockholders or disinterested directors, the NRS or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnifiable capacity even though Indemnitee may have ceased to serve in such capacity.

5. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Bylaws (as now or hereafter in effect) or otherwise) of the amounts otherwise indemnifiable hereunder.

6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for that portion of such Expenses to which Indemnitee is entitled.

7. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

8. Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director of the Company; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer of the Company; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary of the Company.

9. Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Action or Omissions. To indemnify Indemnitee for acts, omissions or transactions from which Indemnitee may not be relieved of liability under applicable law.

(b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Bylaws (as now or hereafter in effect) relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors of the Company has expressly approved the initiation or bringing of such Claim, or (iii) as otherwise required under the NRS, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

(c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.

(d) Violation of Law; Claims Under Section 16(b), Etc. To indemnify Indemnitee on account of any Claim with respect to (i) remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law, (ii) which final judgment is rendered against Indemnitee for an accounting of profits made from the purchase and sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Act, or similar provisions of any federal, state or local statute, or (iii) which a final adjudication establishes that Indemnitee’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, including, without limitation, a final judgment or other final adjudication that Indemnitee defrauded or stole from the Company or converted to his or her own personal use and benefit business or properties of the Company or was otherwise knowingly dishonest.

(e) Settlement without Consent. To indemnify Indemnitee for any amounts paid in settlement of a Claim effected without the Company’s written consent.

(f) Securities Act Liabilities. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act, or in any registration statement filed with the SEC under the Securities Act. Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Securities Act to submit the issue of the enforceability of Indemnitee’s rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and further agrees to be bound by any such undertaking.

10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

11. Counterparts and Facsimile. This Agreement may be executed in one or more counterparts, including by facsimile and other electronic transmission counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

12. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement applies with respect to events occurring before or after the effective date of this Agreement, and shall continue to apply even after Indemnitee has ceased to serve the Company in any and all indemnified capacities.

13. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action were made in bad faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court having jurisdiction over such action determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

14. Notice.  Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

15. Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another Enterprise) and shall continue thereafter until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another Enterprise) or (b) for so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.

16. Severability. The provisions of this Agreement shall be severable in the event that any provision or provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17. Choice of Law. This Agreement shall be governed by, and its provisions construed and enforced in accordance with, the laws of the State of Nevada, as applied to contracts between Nevada residents entered into and to be performed entirely within the State of Nevada, without regard to conflict of laws provisions which would otherwise require application of the substantive law of another jurisdiction.

18. Amendment and Termination. No amendment, modification, supplement, termination or cancellation of this Agreement shall be effective unless it is in writing and signed by each party hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

19. Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

20. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

21. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

22. Company Position. The Company shall be precluded from asserting, in any proceeding brought for purposes of establishing, enforcing or interpreting any right to indemnification under this Agreement, that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

23. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated, to the extent of such payment, to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts as may be necessary to secure such rights and to enable the Company to effective bring suit to enforce such rights.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

the company:

TAPIMMUNE, INC.

By:
(Signature)

Name:
Title:

Address: 5 WEST FORSYTH STREET
SUITE 200
JACKSONVILLE FL 32202

AGREED TO AND ACCEPTED:

INDEMNITEE:

(print name)

(Signature)

Address:

Email:

[Signature Page of Indemnification Agreement]